Exhibit 99.1

Oragenics Announces Breakthrough Antibiotic Analog Generation in Intrexon Collaboration

Marks Significant Step Towards Production of Lantibiotics and Pipeline Expansion

Engineers Genetically-Modified Host to generate Mutacin 1140 Analog(s)

TAMPA, FL (October 31, 2013) – Oragenics, Inc. (NYSE MKT: OGEN) announced today that through its Exclusive Channel Collaboration (ECC) with Intrexon Corporation (NYSE:XON), a leader in synthetic biology, it has successfully engineered a genetically-modified (GM) host to generate analogs of Oragenics’ lead lantibiotic compound Mutacin 1140 (MU1140). The successful production of the first generation analogs using the GM host demonstrates significant progress and proof-of-concept toward the eventual production of a pipeline of novel antibiotics. The MU1140 analogs may offer superior antibacterial activity and pharmacologic properties as compared to the native molecule.

In June 2012, Oragenics and Intrexon entered into an ECC to develop and commercialize lantibiotics, a novel class of broad-spectrum antibiotics, for the treatment of infectious diseases. The collaboration recently demonstrated initial success in producing improved titers of Oragenics’ lead compound MU1140 through a genetically engineered host, progressing toward the goal of commercial lantibiotic production. Lantibiotics are a class of antibiotics with a novel mechanism of action that are active against several multi-drug resistant infectious agents. The intractability of lantibiotic-sensitive organisms to acquire or develop resistance to lantibiotics has aroused significant interest in these molecules as novel therapeutic agents.

Dr. John N. Bonfiglio, Chief Executive Officer of Oragenics, remarked, “We anticipate that this proof-of-concept will enable eventual production of a pipeline of new MU1140 analogs and other lantibiotics, and marks an important milestone towards the goal of generating critically needed novel antimicrobicidal therapeutics.”

About Oragenics, Inc.

Oragenics, Inc. is focused on becoming the world leader in novel antibiotics against infectious disease and probiotics for oral health for humans and pets. Oragenics, Inc. has established an exclusive worldwide channel collaboration for lantibiotics, a novel class of broad spectrum antibiotics, with Intrexon Corporation Inc., a synthetic biology company. The collaboration allows Oragenics access to Intrexon’s proprietary technologies for accelerating the development of much needed new antibiotics that are efficacious against resistant strains of bacteria. Oragenics also develops, markets, and sells proprietary probiotics specifically designed to enhance oral health for humans and pets, under the brand names Evora and ProBiora in over 13 countries worldwide.

For more information about Oragenics, visit www.oragenics.com. Follow Oragenics on Facebook and Twitter.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to raise additional capital to sustain our operations, our inability to produce sufficient quantities of MU1140 or an analog for viable commercialization of lantibiotics and those set forth in our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, and other factors detailed from time to time in filings with the U.S. Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Corporate Contact

John N Bonfiglio PhD

President and CEO

Oragenics, Inc.

4902 Eisenhower Blvd, Suite 125

Tampa, FL 33634

Tel: 813-286-7900

jbonfiglio@oragenics.com

Investor / Media Contacts

Stephanie Carrington / Aaron Estrada

The Ruth Group

Tel: +1-646-536-7017/7028

scarrington@theruthgroup.com    aestrada@theruthgroup.com